ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION (PROFIT) Form 002
Filing fee: $2 5.00 revised 12/28/20Ol
Deliver 2 copies to: Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Please include a self-address envelope

The undersigned corporation, pursuant to ss. 7-110-106, Colorado Revised Statutes (C.R.S.), delivers these Articles of Amendment to its Articles of Incorporation to the Colorado Secretary of State for filing, and states as follows:

     1. The name of the corporation is: Butterfield-Blair, Inc.

          (If changing the name of the corporation, indicate name of corporation before name change)

     2. The date the following amendments) to the Articles of Incorporation was adopted: 4/19/02

     3. The text of each amendment adopted (include attachment if additional space needed):

     4. If changing the  corporation  name, the new name of the  corporation is:
     NOVAHEAD, INC.

     5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

     6. Indicate manner in which amendment(s) was adopted (mark only one):

          No shares have been issued or Directors elected - Adopted by Incorporator(s)

          No Shareholders have been elected but Directors have been elected - Adopted by the Board of Directors

          Shares have been issued but shareholder action was not required

     X The number of votes cast for the amendment(s)by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group

     7. The address to which the Secretary of State may send copy of this document upon completion of filing (or to which) the Secretary of State may return this document if filing is refused) is: Blume Law Firm, P.C., 11811
     N. Tatum Blvd, Suite 1025, Phoenix, Az 85028

/s/Thomas J. Sweeney
--------------------
Individual Signature

Signer's Name-printed
---------------------
Thomas J. Sweeney

Signer's Title:
---------------
CEO

OPTIONAL: The electronic mail and/or Internet address for this entity is/are: e-mail gblume@blumelawfirm.com website:

The Colorado Secretary of State may contact the following authorized person regarding this document:

name Gary R. Blume
address   11811 N. Tatum Blvd., Suite 1025, Phx. AZ 85027
voice 602-494-7976    fax   602-494-7313       e-mail gblume@blumelawfirm.com

Disclaimer: This form, and any related instructions are not intended to provide legal, business, or tax advice, and are offered as a public service without representation or warranty. While this form is believed to staisfy the minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended form time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney

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